UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934
Date of report: October 25, 2017
(Date of earliest event reported)

BIO-RAD LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-7928

Delaware	94-1381833
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1000 Alfred Nobel Drive
Hercules, California 94547
(Address of principal executive offices) (Zip Code)
(510) 724-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective October 25, 2017, the Board of Directors (the “Board”) of Bio-Rad Laboratories, Inc. (the “Company”) amended and restated the Company’s Bylaws dated March 25, 2014. The changes effected by the amendment and restatement of the Company’s Bylaws include, without limitation, the following:
Section 15(a): Nature of Business at Annual Meetings of Stockholders
This revision clarifies that a stockholder proposing business at the annual meeting of stockholders must be present in person at the meeting and defines what “present in person” means.
Section 15(c): Form of Stockholder Notice of Business to be brought before Annual Meeting
This section was amended to specify additional information required from a stockholder proposing business to come before an annual meeting of stockholders. The additional information is intended to ensure full disclosure about a proponent’s economic and voting position in the company, including any conflict of interest between the proposing party and the Company, and will help provide stockholders with the necessary information to review such proposals.
Section 15(e): Updates
This new language requires that a proposing stockholder update its notice so that information required to be provided under the Bylaws is as current as practicable at the time of the annual meeting.
Section 15(f): Improper Business (Definition of “qualified representative”)
This new language clarifies the definition of a “qualified representative” of a stockholder.
Section 16(a): Nomination of Directors
This revision clarifies that a stockholder nominating a person for election as a director at a meeting of stockholders must be present in person at the meeting.
Section 16(b): Timing of Notice (Nomination of Directors)
The new language conforms the “Timely Notice” to the provisions of Section 15(b).
Section 16(c): Form of Notice
The new language provides that, in addition to other information required to be provided, a nominating stockholder shall provide a description of any direct or indirect material interest in any material contract or agreement between the nominating stockholder and each candidate for nomination, and a completed nominee questionnaire.

Section 16(d): Questionnaire and Agreement
The new language specifies that to be eligible to be a candidate for election as a director, the candidate must have delivered (i) a completed written questionnaire (in a form provided by the Company) with respect to the background, qualifications, stock ownership and independence of such candidate for nomination and (ii) an acknowledgement and agreement (in a form provided by the Company) that such candidate for nomination (A) understands and agrees to comply with his/her fiduciary duties under applicable law, including but not limited to obligations of loyalty and care and that such person is not and, if elected as a director during his or her term of office, will not become a party to any agreement, arrangement or understanding with any person or entity as to how such candidate will act or vote on any issue or question, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation or reimbursement for service as a director of the Company that has not been disclosed therein, (C) if elected as a director of the Company, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Company applicable to directors and in effect during such person’s term in office as a director, and (D) intends, if elected as a director of the Company, to serve the full term for which such director is elected.
Section 16(e): Other Information
This section provides that the Board may also require a proposed candidate to furnish such other information as may be reasonably requested in order for the Board to determine the eligibility of the candidate to be an independent director.
Section 16(f): Updates
This new language requires that a nominating stockholder update its notice so that information required to be provided under the Bylaws is as current as practicable at the time of the annual meeting.
Section 26: Special Meetings of the Board
This section has been revised such that a majority of the authorized number of directors (as opposed to only two directors as specified in Section 26 of the previous Bylaws) is necessary to call a special meeting. The new language also provides that the President (in addition to the Chairman) may call a special meeting of the Board.
Section 54: Forum for Adjudication of Disputes
New language provides that if a stockholder brings a covered action in a state other than Delaware, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts of Delaware to enforce the exclusive forum/venue provision, and (b) having service of process made upon such stockholder by service upon such stockholder’s counsel as agent for the stockholder.

The amendments to the Bylaws also include clarifications, updates and other non-substantive changes to other provisions of the Bylaws.
The foregoing description of the amendments does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, which are filed as an exhibit to this report and incorporated by reference herein.
Item 9.01   Financial Statements and Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Bio-Rad Laboratories, Inc. dated October 25, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-RAD LABORATORIES, INC.

Date:	October 27, 2017	By:	/s/ Timothy S. Ernst
Timothy S. Ernst
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Bio-Rad Laboratories, Inc. dated October 25, 2017